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                                                                   EXHIBIT 24(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Universal Health Realty Income Trust:


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1998 included in Universal Health Realty Income Trust's Form 10-K for the year ended December 31, 1997. It should be noted that we have not audited any financial statements of the Company subsequent to the date of our report.



                                      ARTHUR ANDERSEN LLP


Philadelphia, Pa.
June 23, 1998